November 19, 1997


Toy Biz, Inc.
685 Third Avenue
New York, New York  10017
Attention:  Joseph M. Ahearn
               President and Chief Executive Officer

                  Purchase of 8% Cumulative Convertible Preferred Stock

Gentlemen:

                  Each of Zib Inc. ("Zib") and Dickstein Partners, Inc. ("Dickstein," and together with Zib, the "New Investors") is pleased to advise Toy Biz, Inc. ("TB") of its several commitment to purchase the number of shares of the 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of Marvel Entertainment Group, Inc. ("Marvel"; Marvel or such other entity as is the issuer of the Preferred Stock pursuant to the Plan of Reorganization (as defined below) being sometimes hereinafter referred to as the "Company"), as is set forth opposite the signature of such New Investor on the signature page of this commitment letter (together with the Term Sheet referred to below, the "Commitment Letter"), subject to the terms and conditions set forth herein and in the Summary of Principal Terms and Conditions (the "Term Sheet") annexed hereto as Exhibit A. The terms and provisions with respect to the preferences, powers and other rights of the Preferred Stock are set forth in the Company's Restated Certificate of Incorporation (the "Charter") annexed hereto as Exhibit B. Capitalized terms used but not defined herein or in the Term Sheet shall have the meanings ascribed to them in the draft Joint Plan of Reorganization Proposed by the Secured Lenders and TB attached to the Master Agreement (as defined in the Term Sheet) as Exhibit 2 (the "Plan of Reorganization").

                  In consideration of the New Investors having committed to purchase shares of Preferred Stock pursuant to this Commitment Letter, TB hereby agrees that:

                  (1) if at any time prior to September 21, 1999 TB and Marvel consummate a transaction (other than the Merger as defined in and contemplated by the Master Agreement, including the investment by the New Investors contemplated by this Commitment Letter (the "Merger")), or if at any time after September 21, 1999 TB and

646743.14

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Joseph M. Ahearn
November 19, 1997
Page 2



         Marvel consummate a transaction that was announced prior to September 21, 1999 (other than the Merger), pursuant to which TB and Marvel (or substantially all of their respective assets) are to be or are, directly or indirectly, together sold to one or more third parties (e.g., by merger) or otherwise combined or Marvel is to acquire or acquires, directly or indirectly, TB (or substantially all of its respective assets), or TB is to acquire or acquires, directly or indirectly, Marvel (or substantially all of its respective assets), and in any such transaction (an "Alternative Transaction"), the holders of the outstanding common stock, par value $.01 per share, of TB (collectively, together with any securities of TB issued in exchange for the aforesaid common stock pursuant to any recapitalization or similar transaction, the "TB Shares") are to receive or receive consideration (in cash or fair market value of any non-cash consideration) per TB Share in excess of $9.625, (such amount to be appropriately adjusted for any stock dividend, stock split, reverse stock split or other recapitalization of the TB Shares after the date hereof (a"TB Recapitalization")) (the "Excess Proceeds"), then Dickstein shall be entitled to be paid, not later than one (1) business day following the consummation of the Alternative Transaction, an alternative transaction fee (the "Alternative Transaction Fee") by TB (or any successor entity) equal to the product of (a) the lesser of $3.00 (appropriately adjusted for any TB Recapitalization) and the Excess Proceeds, (b) 10.39 (appropriately adjusted for any TB Recapitalization) and (c) the number of shares of Preferred Stock to be purchased by Dickstein; provided, however, that if TB is the surviving entity in any combination or other transaction referred to in this clause (1), the per share consideration deemed to be received by the holders of the TB Shares shall be the price per share of the TB Shares immediately following consummation of such combination or other transaction; provided, further, that any Alternative Transaction Fee that becomes payable in respect of any Alternative Transaction announced or consummated prior to the later of September 21, 1998 and the termination of the Master Agreement will not be in excess of $8,000,000 and any Alternative Transaction Fee which becomes payable in respect of an Alternative Transaction which is announced and consummated after the later of September 21, 1998 and the termination of the Master Agreement will not be in excess of $4,000,000 (unless the termination is pursuant to Section 7.1 (d) or (e) of the Master Agreement, in which case the Alternative Transaction Fee will not be in excess of $8,000,000); and provided, further, that no Alternative Transaction Fee shall be payable by Toy Biz in respect of an Alternative Transaction which occurs after a Final Change in Control; provided, further that the Alternative Transaction Fee shall not be payable in the event that the Break-up Fee is paid to Dickstein under the Plan or the Substitute Fee has been paid to Dickstein. The term "Final Change in Control" means a Change of Control (as defined in the Master Agreement) that is final and not subject to appeal or which results in a change in the identity of a majority of the directors of TB. The term "Substitute Fee" means the Substitute Fee referred to in the letter agreement from Isaac Perlmutter,

Joseph M. Ahearn
November 19, 1997
Page 3



         Avi Arad and Joseph Ahearn to Dickstein dated the same date as this Commitment Letter.

                  (2) TB will not at any time prior to the termination of the Master Agreement consent to any material change in the Plan of Reorganization or withdraw or otherwise terminate the Plan of Reorganization for the purpose of submitting an alternative plan of reorganization or consummating an alternative transaction in the bankruptcy case of Marvel or any of its affiliated debtors; without the prior written consent of the New Investors having committed to purchase 80% of the shares of Preferred Stock to be purchased by the New Investors; provided, however, (a) modifications to the Plan of Reorganization which merely increase the amount of consideration payable to claimants in the Marvel bankruptcy by an aggregate amount of $20 million or less and effect no other material changes do not require the consent of the New Investors, and (b) modifications to the Plan of Reorganization which merely increase the amount of consideration payable to claimants in the Marvel bankruptcy by an aggregate amount of more than $20 million and effect no other material changes do not require the consent of the New Investors if an appropriate adjustment is made in the purchase price or terms of the Preferred Stock so that the value of the Preferred Stock is not reduced by more than the amount it would have been reduced had the payment to that class been equal to $20 million;

                  (3) TB will not at any time prior to the termination of the Master Agreement implement the transactions contemplated by the Master Agreement or any similar transactions without permitting the New Investors to purchase the Preferred Stock on the terms provided in this Commitment Letter.

                  Dickstein shall be reimbursed (the "Expense Reimbursement") by TB or any successor entity in an amount not to exceed $200,000 for all of the professional fees, costs and expenses incurred by Dickstein solely in connection with the negotiation of this Commitment Letter and related agreements and documentation; provided, however, that Dickstein shall not be reimbursed for any other professional fees, costs or expenses relating to the Reorganization Cases including, without limitation, any litigation relating to the Reorganization Cases, the Plan of Reorganization, this Commitment Letter or Toy Biz. Dickstein shall not be entitled to any Expense Reimbursement if there is a Final Change in Control.

                  TB may reduce the aggregate number of shares of Preferred Stock to be purchased by the New Investors with the consent of New Investors having committed to purchase 80% of the shares of Preferred Stock to be purchased by the New Investors, other than Perlmutter, Arad and any of their affiliates. In the event of such reduction, the shares of Preferred Stock to be purchased by the New Investors shall be reduced pro rata.

Joseph M. Ahearn
November 19, 1997
Page 4



                  This Commitment Letter (and the New Investors' commitments hereunder) shall not be assignable by you nor shall it be assignable, in whole or in part, by any New Investor without the consent of you and New Investors having committed to purchase 80% of the shares of Preferred Stock to be purchased by the New Investors, provided that no such consent shall be required for (i) assignments by Zib of its rights under this Commitment Letter, (ii) assignments by any New Investor of it rights under this Commitment Letter to any of its affiliates and (iii) assignments by Dickstein of its rights under this letter to an investment fund controlled or managed by it. Any assignee shall be required to deliver to TB, Zib and Dickstein its written agreement to be bound by this Commitment Letter and, upon agreeing to be so bound, shall thereupon be deemed to have become a New Investor. No assignment, however, shall relieve the assignor of its obligations under this Commitment Letter. Any such purported assignment without such consents shall be null and void. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and the New Investors. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  This Commitment Letter constitutes a binding and enforceable obligation of the New Investors and TB and their respective successors and permitted assigns; provided, however, that each of the parties hereto acknowledges that TB is engaged in litigation with Marvel concerning the status of TB's class B common stock and its stockholders' agreement and this representation is qualified by such litigation. This Commitment Letter is the only agreement that has been entered into among us with respect to the matters contained herein and sets forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  If any provision of this Commitment Letter is held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Commitment Letter. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable. Without limiting the generality of the foregoing, if any fee payable by TB pursuant to this Commitment Letter is held to be in excess of the maximum amount thereof permissible under applicable law, the amount of such fee, shall be reduced to such maximum amount.

                   Upon the earlier of (x) the termination of the Master Agreement, (y) a Final Change in Control and (z) the delivery by Dickstein or Zib of a written notice terminating this

Joseph M. Ahearn
November 19, 1997
Page 5



Agreement following such time as persons designated by Marvel and not approved by Dickstein or Zib, as the case may be, become a majority of the directors of TB (a "Marvel Board Change"), this Commitment Letter and the obligations of the parties hereunder shall terminate; provided, however, that if a Final Change in Control has not occurred and this Commitment Letter is terminated under clause
(x) or (z) above, the obligations of TB under clause (1) of the second paragraph hereof and its obligations to pay the Expense Reimbursement shall survive termination of this Commitment Letter. In no event shall TB have any obligations under this Commitment Letter (including any obligations under clause (1) of the second paragraph hereof) after the occurrence of a Final Change in Control, whether that Final Change in Control occurs before or after the termination of this Commitment Letter.

Joseph M. Ahearn
November 19, 1997
Page 6



                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof.

                  The New Investors are pleased to have been given the opportunity to invest in the Company and we look forward to working with you to complete this transaction.

                           Very truly yours,          Number of Shares of
                                                      Preferred Stock subscribed
                                                      to:

                           ZIB, INC.

                           By:                        600,000
                                   ----------------   -------
                                   Isaac Perlmutter
                                    President

                           DICKSTEIN PARTNERS INC.

                           By:                        300,000
                                    --------------    -------
                                    Name:
                                    Title:

ACCEPTED AND AGREED AS OF THE
19TH DAY OF NOVEMBER, 1997:
Toy Biz, Inc.

By:
       ---------------------
       Joseph M. Ahearn
       President

                                    GUARANTEE

       The undersigned hereby unconditionally guarantees the full compliance and performance by Zib Inc. with its obligations under this Commitment Letter. This guarantee is a guarantee of payment and not of collection.


                                      ----------------------------
                                      Isaac Perlmutter

                                    Exhibit A

                    Summary of Principal Terms and Conditions


Issuer:     The Company.

Security:   Preferred Stock of the Company.  Alternatively, the Company
            may issue New Convertible Notes as provided in the Plan of Reorganization. If New Convertible Notes are issued, all references to Preferred Stock in this Commitment Letter will be deemed to be modified, to the extent applicable, to refer to such New Convertible Notes.

Use of Proceeds:  Provide funding for a portion of the distributions and other payments required to be made on the Consummation Date under and in connection with the Plan of Reorganization.

Amount of
Investment:       The number of shares of Preferred
                  Stock subscribed to by each New Investor at a price per share of $100, for a total investment by the New
                  Investors of $90,000,000, subject to reduction as provided below.

Inspection
Rights: The New Investors may inspect the Company's properties, books and other records at reasonable times and upon reasonable notice. The New Investors will also be provided with the same information (financial or otherwise) provided to other investors as well as such other material information relevant to the Company's business and the New Investors' investment as it may reasonably request from to time, including access to the Company's management and auditors.

Conditions:      The following conditions shall be satisfied
                 (or waived by New Investors having committed to purchase 80% of the shares of Preferred
                 Stock to be purchased by New Investors) on or prior to the purchase of the Preferred
                 Stock by the New Investors:

       1.        Definitive Documentation:
                 Negotiation of definitive equity
                 investment documentation including,
                 without limitation, a Stock Purchase
                 Agreement containing customary
                 representations and warranties,
                 covenants (including payment of the
                 Alternative Transaction Fee or the
                 Break-Up Fee and expense
                 reimbursement) and conditions (other
                 than a material adverse change
                 condition) for investments of this
                 type, a

                 Registration Rights Agreement
                 between the Company and the New
                 Investors, and a Stockholders
                 Agreement between the Company, the
                 New Investors, Arad and Perlmutter
                 customary for transactions of this
                 type, which Stockholders Agreement
                 shall provide for appropriate Board
                 representation for the New
                 Investors.

       2.  HSR Act:  The waiting period required by the HSR Act shall have expired or been terminated by the FTC and the Department of Justice Antitrust Division, or, it shall have been determined that the provisions of the HSR Act are inapplicable to the purchase by the New Investors of the Preferred Stock.

       3. Confirmation Order: A Confirmation Order reasonably acceptable to the New Investors confirming the Plan of Reorganization shall have been issued by the Bankruptcy Court.

       4.  Plan of
           Reorganization:  The Plan of Reorganization confirmed
                            by the Bankruptcy Court shall contain no material changes, including, without limitation, changes relating to equity dilution, from Exhibit 2 to the Amended and Restated Master Agreement, dated as of November 19, 1997, by and among TB and the secured creditors of the Company and certain of the Company's direct and indirect subsidiaries who become parties to the Amended and Restated Master Agreement (the "Master Agreement").

       5.  Financing: The Company shall have obtained the Term Loan Facility and the Working Capital Facility on terms and conditions reasonably acceptable to the New Investors and the New Investors shall have purchased 900,000 shares of Preferred Stock as contemplated herein, in each case on or before the Consummation Date. The Term Loan Facility and the Working Capital Facility shall not, in the aggregate, have an effective interest rate of more than thirteen percent (13%) per annum.

       6.  Consummation
           of Merger,
           etc.:      The Merger and the other transactions
                      contemplated by the Master Agreement and the Plan of Reorganization shall have been consummated upon substantially the same terms set forth therein.

                      In addition, the following condition shall be satisfied or waived by Dickstein on or prior to the purchase of the Preferred Stock by Dickstein:

DIP and Administrative
Expense Claims:       The sum of the allowed DIP Claims and the
                      allowed Administrative Expense Claims shall not exceed, or reasonably be expected to exceed, $147,000,000, unless one or more other New Investors have transferred to Dickstein, for no additional consideration, an aggregate number of additional shares of Preferred Stock equal to:

                                                300,000              - 300,000
                      --------------------------------------------
                      1 - [(D + A - 127,000,000) x .002/1,000,000]

                      where:

                      D =      the amount of allowed DIP Claims

                      A        = the amount of allowed
                               Administrative Expense
                               Claims (including for this
                               purpose all of the
                               professional fees, costs
                               and expenses of
                               professionals engaged by
                               Chase pursuant to Section
                               4.2(b)(i)(A) of the Plan of
                               Reorganization)

                               Because the parties recognize that
                               the amount of the allowed
                               Administrative Expense Claims is
                               unlikely to have been determined by
                               the Consummation Date, the New
                               Investors proposing to transfer to
                               Dickstein such additional shares of
                               Preferred Stock and Dickstein shall
                               negotiate in good faith to agree
                               upon an estimate of the maximum
                               amount of the Administrative Expense
                               Claims reasonably likely to be
                               allowed and such New Investors shall
                               place in escrow on the Consummation
                               Date the number of shares of
                               Preferred Stock, if any, that would
                               be required to be transferred to
                               Dickstein if that estimate was
                               realized. The escrow arrangements
                               shall provide for the distribution
                               of the escrowed shares as the
                               aggregate of the allowed DIP Claims
                               and the allowed Administrative
                               Expense Claims become determined.
                               The amounts set forth above will be
                               appropriately adjusted if Marvel or
                               any of its affiliated debtors sells
                               assets outside of the ordinary
                               course of business and uses the
                               proceeds thereof to repay DIP
                               Claims.

                                    Exhibit B

                    Restated Certificate of Incorporation of
                        Marvel Entertainment Group, Inc.